Exhibit 99(h)(2)

AMENDED AND RESTATED

SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is amended and restated as of this 24th day of June, 2021, by and between the trusts listed in Appendix A (the “Trusts”), on behalf of themselves and each of their funds (except as noted) (the “Funds”) and John Hancock Investment Management LLC (formerly, John Hancock Advisers, LLC) (“John Hancock”).

WHEREAS, each Trust desires to retain John Hancock to provide certain services to the Trust and the Funds as described below; and John Hancock is willing to provide such services in the manner and on the terms hereinafter set forth; and

WHERE AS, each Trust, except John Hancock Collateral Trust and the John Hancock Exchange-Traded Fund Trust (the “Existing Trusts”), has entered into a Service Agreement with John Hancock dated as of June 25, 2014, as amended, and each Existing Trust desires to amend and restate that Agreement and the John Hancock Collateral Trust and the John Hancock Exchange-Traded Fund Trust desire to become a party to the Service Agreement;

NOW, THEREFORE, each Trust and John Hancock hereby agree as follows:

1.            Services. Subject to the general supervision of the Boards of Trustees of the Trusts (the “Boards of Trustees”), John Hancock will provide (a) to the Trusts and each of the Funds the services set forth below, and (b) to each of the Funds (if any) that is identified in Appendix B as a feeder fund (“Feeder Fund”) that invests substantially all of its assets in a corresponding master fund (“Master Fund”) having substantially similar investment objectives and policies, such additional services and functions set forth below, as are reasonably necessary for the operation of the Trusts and each Fund (“Services”). The Services, to the extent not required to be performed by John Hancock pursuant to an investment advisory agreement with respect to a Fund, include, but are not limited to:

A.	Legal services as follows:

(1)	Maintenance of each Fund’s registration statement and federal and state registration;
(2)	Preparation of certain notices and proxy materials furnished to shareholders of the Funds;
(3)	Preparation of periodic reports of each Fund to regulatory authorities, including Form N-SAR and Rule 24f-2 legal opinions;
(4)	Preparation of materials in connection with meetings of the Board of Trustees including minutes of the meeting and all Board Committee meetings;
(5)	Administration of the meetings of the Board of Trustees;
(6)	Preparation of written contracts, distributions plans, compliance procedures, corporate and trust documents and other legal documents;
(7)	Research advice and consultation about certain legal, regulatory and compliance issues;
(8)	Supervision, coordination and evaluation of certain services provided by outside counsel;

(9)	Responses to subpoenas and appropriate information requests for shareholder records; and
(10)	Management of litigation regarding the Funds.

B.	Tax Services as follows:

(1)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(2)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(3)	Review of “complex” securities purchased by the Funds;
(4)	Preparation of tax information that is included in a Fund’s Form 1099-DIV and distributed to third party intermediaries;
(5)	Preparation of financial statement tax adjustments and disclosures for the Funds;
(6)	Monitoring regulatory compliance with applicable IRS rules and regulations;
(7)	Preparation of tax provisions for excise, fiscal year-end and calendar year end;
(8)	Analysis and consultation regarding certain tax matters;
(9)	Oversight of tax services provided by auditing firms such as Ernst & Young; and
(10)	Preparation (and in some cases reviewing EY’s preparation) of all required tax returns for the Funds;
(11)	Analysis of complex corporate actions for tax purposes; and
(12)	Consultation with the Investment Product group on new products from a tax perspective;

C.	Treasury & Portfolio Services as follows:

(1)	Review of each Fund’s class-level net asset value computation (as calculated by the Custodian) using the Line Data system on a daily (next day) basis;
(2)	Resolve daily fund accounting, custody, and other operational issues that arise given the dual-custodian model and number of sub-advisors on the platform; Corporate action oversight; daily yield review, etc.
(3)	Provide guidance and support to the Investments team on complex Fund events, investment types, and other complexities surrounding operational issues that arise;
(4)	Subject matter experts on accounting and trading operations related to the Funds and disposition of all incidents appropriately;
(5)	Assessment and review of internal controls at the Custodian bank and perform Custodian and Fund Accounting agent oversight and due diligence visits as necessary;
(6)	Support for and calculation of daily and periodic Fund dividend distributions including the Excise process;
(7)	Review, analysis and disposition of NAV pricing errors including processing and determination of applicable support for reimbursement of losses and reprocessing of fund shares;
(8)	Preparation of Board materials (relevant to TPS) for Fund Administration, including materials for the annual Fund Contracts review;
(9)	Development of Accounting Policies;
(10)	Coordinate and execute the duties of the Complex Securities Committee;
(11)	Support the RIO (Risk in Investment Operations) process and facilitate meetings, reporting, and Board materials thereof;
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(12)	Administer the daily Interfund Lending (IFL) program including adherence to the SEC Exemptive Order;
(13)	Administer daily leveraged line of credit process for the Closed-End funds, including the monitoring and movement of collateral as required as well as coordination of the annual line of credit analysis;
(14)	Daily overdraft monitoring including administration of the open-end line of credit;
(15)	Review of cash and securities reconciliations and aged exception items;
(16)	Review monthly custodian Operations Report and conduct periodic onsite risk reviews;
(17)	Oversight of Blue-Sky filings as they pertain to Fund events;
(18)	Coordinate and execute transactions relating to the Funds such as Fund mergers, sub adviser changes, Fund rebalancing and Fund asset transfers (collectively, “Fund Events”), including the assessment and selection of transition managers;
(19)	Complete and disseminate certain surveys for the John Hancock funds, such as the ICI survey;
(20)	Review matters relating to Fund mergers, Fund launches and Fund liquidations;
(21)	Prepare N-14 pro-forma merger related information and financial statements for other Fund transactions;
(22)	Administer the Fund Commission Recapture Program;
(23)	Oversight and reporting of counterparty exposure across all funds by counterparty and derivative type;
(24)	Coordinate operational activities associated with Fund of Funds rebalancing;
(25)	Review of financing break eve n analysis for Closed End Funds;
(26)	Review of contractual covenants and coordination of de-leveraging events; associated with closed-end Fund lines of credit; and
(27)	Administration of other Closed-End fund-related activities such as the Equity shelf offering and share repurchase program.

D.	Valuation as follows:

(1)	Ensure that the Funds’ Board-approved Valuation Policies and Procedures are adhered to and updated, as appropriate;
(2)	Daily review of Fund market risk, such as suspended securities, significant events, price discrepancies, vendor discrepancies, and stale prices, including development of reports to identify market risk;
(3)	Develop and maintain controls relating to valuation of Fund securities;
(4)	Prepare reports to the Funds Board relating to the valuation risks including fair valuation of securities and resolved securities as prescribed in Board-approved Valuation Policies and Procedures;
(5)	Conduct Pricing Committee meetings as needed and assist in the determination of fair valuation of securities;
(6)	Perform due diligence of pricing vendors, including onsite visits;
(7)	Prepare materials for monthly Pricing Committee meetings;
(8)	Monitor for significant events;
(9)	Perform back-testing to determine whether fair valuations were appropriate;
(10)	Periodically evaluate trigger levels; and
(11)	Document fair value decisions.
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E.	Financial Reporting as follows:

(1)	Preparation of financial data or reports required by the Securities and Exchange Commission or other regulatory authorities including the preparation of semi-annual and annual reports for the Funds;
(2)	Preparation and filing of Form N-CSR, Form N-PORT, Form N-CEN, Form N-MFP and CFTC reporting (as applicable) for the Funds;
(3)	Coordination of independent external audits for the Funds;
(4)	Coordination and administration of CEO/CFO certification materials;
(5)	Coordination and administration of Accounting Policies Meeting;
(6)	Coordination and administration of Disclosure Controls & Procedures (DC&P) meetings;
(7)	Provide business analyst support for Fund Administration initiatives and activities;
(8)	Maintain the Funds’ GAAP reporting policies;
(9)	Assist the Funds’ Audit Committees in annual fee proposals and monitor auditor independence;
(10)	Administer and review the pre-approval process for the Funds’ auditors regarding non-audit securities engagements;
(11)	Review and on-going maintenance of Fund financial statement disclosures;
(12)	Provide confirmation support for external audit;
(13)	Coordinate Closed End Funds annual financial statements and Audit Committee approval
(14)	Oversee ETF website reporting in accordance with SEC exemptive order requirements; and
(15)	Administration and filing of Form N-PX.

F.	Service Provider Oversight (Vendor Management) as follows:

(1)	Assistance in the selection of service providers;
(2)	Assistance in the negotiation of existing service provider agreements including appropriate amendments thereto;
(3)	Monitoring the performance of and the quality of services provided by service providers under such agreements including the review of vendor reports, performance measurement reporting (“scorecards”) and periodic due diligence reviews;
(4)	Perform SOC 1 report reviews for key vendors; Review and assess known compliance violations with service providers;
(5)	Monitoring service providers’ compliance with applicable regulatory requirements;
(6)	Facilitating the annual due diligence questionnaire process for key service providers and the issuance of risk assessment memos to the business summarizing the results;
(7)	Support Information Risk Management in their review of highest risk vendors through the collection of risk artifacts and with assistance in the closing of any related risk findings;
(8)	Reporting periodically to the Board of Trustees on the service providers and the services provided to the Trust and the Funds;
(9)	Responding to requests from regulators regarding the service providers;
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(10)	Establish a philosophy and framework for effective management and oversight of Fund service providers including conducting on-site due diligence visits as necessary;
(11)	Development and review of Service Level Agreements as needed;
(12)	Monitor news events regarding Funds’ vendor relationships; and
(13)	Prepare materials and coordinate key vendor periodic executive meetings.

G.	Fund Administration Solutions

(1)	Conduct monthly Fund Administration project prioritization meetings with senior management;
(2)	Develop the master project list, prioritization schedule and Project Management Office staffing model;
(3)	Adhere to Manulife’s corporate Information Technology project prioritization procedures (i.e. Project Gating and Steering Committee participation);
(4)	Facilitate project meetings and the development of business requirements, project plans and summary dashboard reporting documents; execute select projects;
(5)	Coordinate activities with internal and external Information Technology representatives;
(6)	Lead initiatives, including projects related to regulatory requirements, process improvements, digitization and process improvement, strategic priorities, and risk reduction needs; and
(7)	Manage deployment, enablement and adoption, and ongoing support (including subject matter expertise) of user enabled technologies.

H.	Additional Services to Feeder Funds:

(1)	Assist in the development of information and reports to the Board of Trustees (i) to enable it to make all necessary decisions regarding whether to invest the assets of a Feeder Fund in shares of a particular Master Fund and (ii) as may be requested by the Board of Trustees from time to time;
(2)	Coordination with the board of directors, officers and service providers of each Master Fund for purposes of obtaining all information, reports, certifications, signatures and other materials reasonably necessary for preparing and filing of its corresponding Feeder Fund’s registration statement, shareholder reports and other reports that may be filed pursuant to applicable securities laws and regulations;
(3)	Effecting daily trades into or from each Master Fund, settling all such transactions and performing trading and settlement reconciliations;
(4)	Facilitation of distributing Master Fund proxy solicitation materials to corresponding Feeder Fund shareholders and/or coordinating with officers and service providers of each Master Fund the incorporation of its proxy information into its corresponding Feeder Fund proxy solicitation materials; and
(5)	Coordination with officers and service providers of each Master Fund for purposes of enabling its corresponding Feeder Fund to compile and maintain such books and records as may be legally required or reasonably necessary or prudent for such Feeder Fund to compile and maintain.
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I.	Expense Services

(1)	Preparation of expense budget for each Fund and update for contractual changes;
(2)	Preparation of Form 24f-2 notices for each Fund;
(3)	Calculation of expense information and disclosure included in Fund registration statements;
(4)	Monitoring of Fund expense caps and waivers;
(5)	Assist in completing proforma analysis for new funds and completing expense disclosure for proxy for potential fund mergers;
(6)	Perform 18f-3 reviews;
(7)	Complete board materials around overall expenses of funds and tracked to budget;
(8)	Oversight of vendor and ensure compliance for state blue sky laws;
(9)	Review of Fund expenses and authorization for disbursement including all affiliated fees (inclusive of advisor, 12b-1, administration and transfer agency); and
(10)	Completion and review of 12b-1 expense cap calculations.

J.	Liquidity Risk Management Program

(1)	Provide oversight of the Liquidity Risk Management Program of the John Hancock Group of Funds to ensure that processes are operating effectively and appropriately to manage liquidity risk;
(2)	Review and approve portfolio position liquidity classifications in accordance to SEC Rule 22e-4;
(3)	Monitor fund events and news regarding potential liquidity events on a daily basis;
(4)	Manage liquidity event escalation with internal stakeholders and JH Board members as situations require; and
(5)	Provide materials and discuss with the Liquidity Risk Management Committee to meet the requirements of the Committee charter and Liquidity Risk Management Policy.

K.	Data Management

(1)	Administration and maintenance of the data management system and the Investment Data Hub (“IDH”);
(2)	Review data feeds and analyze and resolve exceptions; and
(3)	Maintain data governance controls and data quality requirements as outlined by the data governance committee and data users.

L.	Performance Reporting

(1)	Provide oversight on the daily & monthly calculation and review of the investment performance of the Funds, including performance attribution;
(2)	Reconcile JH performance with key 3rd party vendors – Morningstar and Lipper;
(3)	Support performance content and review of JH financial statements;
(4)	Support performance content and review of JH annual prospectus filing;
(5)	Support JH Investments website content (daily / monthly);
(6)	Contributor to monthly DC&P meetings; and
(7)	Contributor to board materials as necessary.
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M.	Securities Lending and FX

(1)	Oversight of securities lending agents and custodians;
(2)	Ensure all FX trades are executed in a manner consistent with the best interests of Fund shareholders;
(3)	Perform benchmarking Transaction Cost Analysis for both Negotiated and Non-Negotiated FX trades;
(4)	Review of securities lending income received by the Funds, as well as income payments and past dues;
(5)	Coordination and administration of the Cash Management and Security Lending Committee
(6)	Ensure compliance with SEC regulations and John Hancock agreements and guidelines (lending limits, collateral coverage, approved collateral, borrowers, and markets);
(7)	Monitor loan recalls, sell fails, and restrictions;
(8)	Monitor Collateral Trust Fund activity from yield, liquidity, and compliance perspective;
(9)	Monitor Collateral Trust Fund cash sweep
(10)	Perform benchmark analysis to validate loan rates
(11)	Perform due diligence on potential and existing securities lending agents; and
(12)	Communicate and monitor lending approvals and transactions related to fund launches, mergers, and liquidations.

In connection with its provision of the Services, John Hancock will

(1)	Provide such staff and personnel as are reasonably necessary to perform the Services for the Trusts and the Funds. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of John Hancock and its affiliates, and persons employed or otherwise retained by John Hancock, to provide or assist in providing the Services to the Trusts and the Funds; and
(2)	Provide the Trusts and the Funds with all office facilities to perform the Services.

The Services do not include services performed and personnel provided pursuant to contracts with the Trust or the Funds by third-party custodians, transfer agents and other service providers.

In connection with its provision of the Services, John Hancock may delegate to one or more companies that John Hancock controls, is controlled by, or is under common control with, or to specified employees of any such companies, some of John Hancock’s duties under this Agreement, provided in each case that (i) John Hancock will supervise the activities of each such entity and employees thereof, (ii) such delegation will not relieve John Hancock of any of its duties or obligations under this Agreement, and (iii) any such arrangements are entered into in accordance with all applicable requirements of the Investment Company Act of 1940 and U.S. Securities and Exchange Commission guidance thereunder. Notwithstanding the foregoing, John Hancock will not delegate or designate the performance of fair value determinations relating to fund investments.

2.             Compensation. In consideration for the Services provided to the Trusts and the Funds by John Hancock and its affiliates pursuant to this Agreement, each Fund will pay John Hancock such fee or other compensation as may be approved by the Board of Trustees from time to time and set forth in Appendix C hereto as the same may be amended from time to time. Any Services provided by a person or entity other than John Hancock and its affiliates, including, without limitation, services provided by attorneys not affiliated with John Hancock, are not covered under this Agreement and are an expense of the Funds.

3.             No Partnership or Joint Venture. Each Trust, on behalf of itself and each of its Funds, and John Hancock are not partners of or joint venturers with each other, and nothing herein shall be construed so as to make any of the Trusts, on behalf of itself or any of its Funds, and John Hancock partners or joint venturers or impose any liability as such on the Trust, any Fund or John Hancock.

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4.             Limitation of Liability. John Hancock shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by John Hancock in the performance of its duties or from reckless disregard by .John Hancock of its obligations under this Agreement. Any person, even though also employed by John Hancock, who may be or become an employee of and paid by any of the Trusts shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trusts and not as John Hancock’s employee or agent.

5.             Duration and Termination of Agreement. This Agreement shall remain in effect until the second anniversary of the date on which it was executed, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees and a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of any of the Trusts or John Hancock. The Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by any of the Trusts on behalf of itself or any of its Funds (by vote of a majority of the Trustees of the Trust) or by John Hancock.

6.             Amendment. No provision of this Agreement may be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

7.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8.             Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or Limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of each Trust whi.ch is organized as a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust, but that only the assets belonging to the Trust, or to the particular Fund with respect to which an obligation or claim arose, shall be liable.

9.	Execution. This Agreement and any amendments hereto and any notices or other communications hereunder that are required to be in writing may be in electronic form (including without limitation by facsimile and, in the case of notices and other communications, email) and may be executed by means of electronic signatures.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC (formerly, John Hancock Advisers, LLC)
By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

BY ALL THE TRUSTS LISTED IN APPENDIX A
By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President and Chief Executive Officer
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Appendix A

John Hancock Bond Trust

On behalf of each of its series

John Hancock Current Interest

On behalf of each of its series

John Hancock Funds II

On behalf of each of its series

John Hancock Funds III

On behalf of each of its series

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

On behalf of each of its series (except John Hancock Fundamental Large Cap Core Fund)

John Hancock Investment Trust II

On behalf of each of its series

John Hancock Investors Trust

John Hancock Municipal Securities Trust

On behalf of each of its series

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Sovereign Bond Fund

On behalf of each of its series

John Hancock Strategic Series

On behalf of each of its series

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Collateral Trust

John Hancock Exchange-Traded Fund Trust

On behalf of each of its series

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Appendix B

The Feeder Funds are as follows:

None

B-1

Appendix C

Compensation

Each Fund listed in Appendix A shall reimburse John Hancock for its expenses associated with providing all such Services described in this Agreement, including (a) direct compensation and related personnel expenses, (b) direct expenses of office space, office equipment, utilities and miscellaneous office expenses (“Office Support”), (c) direct expenses of computer hardware and software (and the development thereof) used to support John Hancock in providing such Services and IT support relating to such computer hardware and software, (d) other reasonable direct expenses incurred by John Hancock in providing Services to the Funds including, without limitation, expenses related to services provided by third parties such as Charles River, GainsKeeper and Confluence, Bloomberg to John Hancock that are related to John Hancock’s provision of Services to the Funds and (e) overhead expenses (including Manulife Financial Corporation (“Manulife”) corporate overhead) related to Office Support and personnel who provide services to each Fund (the “Reimbursement”), provided that overhead expenses related to Office Support shall not exceed levels that are allocated ordinarily to other Manulife business units. John Hancock shall determine, subject to Board approval, the expenses to be reimbursed by each Fund; provided, however, that such expenses shall not exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Reimbursement shall be calculated and paid monthly in arrears.

C-1